                                                          Exhibit 5.1


                    [Letterhead of McDermott, Will & Emery]



                                    June 8, 2001


John Hancock Financial Services, Inc.
200 Clarendon Street
John Hancock Place
Boston, Massachusetts 02117

John Hancock Capital Trust I
200 Clarendon Street
John Hancock Place
Boston, Massachusetts 02117

John Hancock Capital Trust II
200 Clarendon Street
John Hancock Place
Boston, Massachusetts 02117

Ladies and Gentlemen:

     This opinion is given in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") of a registration statement on Form S-3 (the "Registration Statement") by John Hancock Financial Services, Inc., a Delaware corporation (the "Company"), John Hancock Capital Trust I, a Delaware statutory business trust ("Trust I"), and John Hancock Capital Trust II, a Delaware statutory business trust ("Trust II"), relating to the offering from time to time, together or separately and in one or more series, of the following securities of (A) the Company: (i) Debt Securities; (ii) Preferred Stock; (iii) Depositary Shares; (iv) Common Stock; (v) Warrants; (vi) Stock Purchase Contracts; and (vii) Stock Purchase Units (collectively the "Securities"); (B) Trust I: Trust Preferred Securities, as guaranteed by the Company (the "Trust I Guarantee"), and (C) Trust II: Trust Preferred Securities, as guaranteed by the Company (the "Trust II Guarantee," and together with the Trust I Guarantee, the "Trust Guarantees").

     The Securities, together with the Trust Preferred Securities and the Trust Guarantees, will have an aggregate offering price of up to $1,000,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. The Debt Securities may be issued as Senior Debt Securities or subordinated debt securities, and the Senior Debt Securities and subordinated Debt Securities are to be issued under a senior debt indenture and a subordinated debt indenture, respectively, to be entered into by and between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939 (the "TIA").

     The Trust Preferred Securities are to be issued by Trust I or Trust II, or both, from time to time pursuant to an Amended and Restated Declaration of Trust to be entered into by and among the Company, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee and Administrative Trustees to be named therein. Each Amended and Restated Declaration of Trust will be subject to and governed by the TIA. The Trust Preferred Securities will only be offered by a trust in connection with the purchase by such trust of subordinated Debt Securities issued by the Company. The Trust Guarantees will be evidenced by a Guarantee Agreement (the "Company Guarantee Agreement") to be entered into by and between the Company and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee Trustee") only if either of the trusts makes a future offering of Trust Preferred Securities. The Depositary Shares will be deposited under a Deposit Agreement by and between the Company and a bank or trust company as Depositary, and evidenced by Depositary Receipts. Each Depositary Receipt will represent a fraction of a share of the particular series of Preferred Stock issued and deposited with a Depositary. The fraction of a share of Preferred Stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

     Warrants will be issued either independently or together with other Securities and will be issued pursuant to a Warrant Agreement by and between the Company and a bank or trust company as Warrant Agent. Terms of the warrants and the Warrant Agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

     As counsel to the Company, we have examined such documents as we have deemed necessary to the giving of this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as original documents, and conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto. Based upon the foregoing, and subject to all of the other assumptions set forth herein, we are of the opinion as follows:

     1. The shares of Common Stock, when both (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance, sale, amount and terms of the offering of the shares of the Common Stock whether in certificated or uncertificated form, and related matters, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either
(i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than par value of the Common Stock), will be validly issued, fully paid and nonassessable.

     2. The shares of Preferred Stock, when both (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance, sale, amount and terms of the offering of the shares of the Preferred Stock whether in certificated or uncertificated form, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or
(ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than par value of the Preferred Stock), will be validly issued.

     3. The Depositary Shares, when (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance, sale, amount and terms of the offering of the Depositary Shares, and related matters, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph 3 above and deposited with a bank or trust company (which meets the requirements for Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

     4. The Warrants, when (A) the board of directors of the Company has taken all necessary corporate action to approve the issuance, sale, amount and terms of the offering of Warrants, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

     5. Each series of the senior Debt Securities and subordinated Debt Securities when duly established pursuant to the term of the indenture under which they are issued, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     6. Each Guarantee Agreement, when it has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     In rendering the opinions expressed in paragraphs 1, 2, 3, 4 and 5 above, we have further assumed that (i) all Securities will be issued and sold in compliance with applicable law, (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto, (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Warrant Agreement or Depositary Agreement and will take any other appropriate additional corporate action, (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, Warrant Agreement or Depositary Agreement, duly authenticated and countersigned, and (v) the Registration Statement has become effective under the Act.

     For purposes of paragraph 6 hereof, we have assumed that the execution and delivery of the Company Guarantee Agreement, and any indebtedness or obligations covered by the Company Guarantee Agreement, do not violate any applicable law or any agreement or instrument to which the Company or the obligor of such indebtedness or obligation is a party or by which it is bound. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the Trust Preferred Securities, you will be receiving the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Trust I and Trust II, in connection with any future offering of the Trust Preferred Securities by either of the trusts pursuant to the Registration Statement. We are expressing no opinion with respect to any matters addressed in such opinion.

     The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware, and the law of the State of New York as it relates to the enforceability of documents, agreements and instruments referred to herein.

     We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein. This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement, the Securities and the Trust Preferred Securities and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                                    Very truly yours,


                                    /s/ McDermott, Will & Emery